Exhibit 99.2

AMERISOURCEBERGEN CORPORATION

SUMMARY SEGMENT INFORMATION

(dollars in thousands)

(unaudited)

	Revenue
	Three months ended				Fiscal year ended	Fiscal year ended
	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	September 30, 2013	September 30, 2012

Pharmaceutical Distribution	$20,599,048	$20,054,159	$21,407,853	$24,002,471	$86,063,531	$76,689,550
Other	505,050	514,942	549,400	518,576	2,087,968	1,575,738
Intersegment eliminations	(44,287)	(45,433)	(50,605)	(52,007)	(192,332)	(184,482)
Revenue	$21,059,811	$20,523,668	$21,906,648	$24,469,040	$87,959,167	$78,080,806

	Operating Income
	Three months ended				Fiscal year ended	Fiscal year ended
	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	September 30, 2013	September 30, 2012

Pharmaceutical Distribution	$266,677	$321,077	$278,728	$295,870	$1,162,352	$1,254,386
Other	29,725	34,935	33,600	29,814	128,074	97,716
Gain on antitrust litigation settlements	12,308	3,456	5,984	1,135	22,883	14,813
LIFO (expense) credit	(1,167)	215	(122,077)	(153,972)	(277,001)	(706)
Acquisition related intangibles amortization	(6,099)	(6,098)	(6,096)	(6,094)	(24,387)	(18,454)
Warrant expense	—	(3,761)	(35,815)	(50,479)	(90,055)	—
Employee severance, litigation and other	(2,004)	299	(19,678)	(2,084)	(23,467)	(44,140)
Operating income	$299,440	$350,123	$134,646	$114,190	$898,399	$1,303,615

Operating Margins:

Pharmaceutical Distribution
- Gross Profit	2.56%	2.93%	2.58%	2.52%	2.64%	3.03%
- Operating Expenses	1.27%	1.33%	1.28%	1.29%	1.29%	1.39%
- Operating Income	1.29%	1.60%	1.30%	1.23%	1.35%	1.64%

Other
- Gross Profit	24.07%	24.40%	23.04%	22.25%	23.43%	18.87%
- Operating Expenses	18.18%	17.61%	16.92%	16.51%	17.29%	12.67%
- Operating Income	5.89%	6.78%	6.12%	5.75%	6.13%	6.20%

AmerisourceBergen Corporation (GAAP)
- Gross Profit	3.14%	3.49%	2.57%	2.32%	2.85%	3.37%
- Operating Expenses	1.72%	1.79%	1.95%	1.85%	1.83%	1.70%
- Operating Income	1.42%	1.71%	0.61%	0.47%	1.02%	1.67%

AmerisourceBergen Corporation (Non-GAAP)
- Gross Profit	3.08%	3.48%	3.10%	2.94%	3.14%	3.36%
- Operating Expenses	1.68%	1.74%	1.67%	1.61%	1.67%	1.62%
- Operating Income	1.41%	1.73%	1.43%	1.33%	1.47%	1.73%